                                                                 Exhibit 23.1

                    CONSENT TO BEING NAMED AS DIRECTOR DESIGNEE

    The undersigned hereby consents to being named in the Registration Statement on Form S-3 of Alliant Techsystems Inc. (the "Company"), and any amendments to such Registration Statement, as a person to be designated as a director to be effective at the Company's regularly scheduled January 1998 meeting of the Board of Directors.

Dated: October 24, 1997

                                             /s/ Michael T. Smith
                                             ____________________
                                                 Michael T. Smith

                    CONSENT TO BEING NAMED AS DIRECTOR DESIGNEE

    The undersigned hereby consents to being named in the Registration Statement on Form S-3 of Alliant Techsystems Inc. (the "Company"), and any amendments to such Registration Statement, as a person to be designated as a director to be effective at the Company's regularly scheduled January 1998 meeting of the Board of Directors.

Dated:  October 24, 1997

                                             /s/ Gilbert F. Decker
                                             ______________________
                                                 Gilbert F. Decker